UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a

THE KOREA FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Dear Fellow Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of The Korea Fund, Inc. (the “Fund”) is to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600 at 10:30 a.m., Eastern time, on Wednesday, October 21, 2026. A Proxy Statement regarding the Annual Meeting, a proxy card for your vote at the Annual Meeting, and an envelope – postage-prepaid – in which to return your proxy card are enclosed. You may also vote through the Internet or by telephone by following the instructions on the enclosed proxy card.

At the Annual Meeting, your Board will be seeking your support to re-elect one Class II Director, Matthew Sippel (the “Proposal”). Your Board has three classes of Directors, each class serving for a three-year term. Your Board has carefully considered the Proposal and recommends that you vote in favor of the nominee for Class II Director.

Your Board looks forward to meeting stockholders at the Annual Meeting, at which time we shall be available to discuss any issues of interest to you with regard to our Fund.

Yours very sincerely,

Julian Reid

Chairman of the Board

STOCKHOLDERS ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR TO VOTE THROUGH THE INTERNET OR BY TELEPHONE, SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY

SHARES.

THE KOREA FUND, INC.

Notice of Annual Meeting of Stockholders

To the Stockholders of

The Korea Fund, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Meeting”) of The Korea Fund, Inc. (the “Fund”) has been called to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600 on Wednesday, October 21, 2026 at 10:30 a.m., Eastern time,

1.	To elect one Class II Director of the Fund, to hold office for a term of three years and until his successor has been duly elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on August 14, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

By order of the Board of Directors of the Fund

Paul Winship
Secretary

London, United Kingdom

August 28, 2026

It is important that your shares be represented at the Meeting in person or by proxy, no matter how many shares you own. If you do not expect to attend the Meeting, please complete, date, sign and return the applicable enclosed proxy or proxies in the accompanying envelope, which requires no postage if mailed in the United States, or vote through the Internet or by telephone. Please mark and mail your proxy or proxies, or vote through the Internet or by telephone, promptly in order to save the Fund any additional costs of further proxy solicitations and in order for the Meeting to be held as scheduled.

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Korea Fund, Inc., (the “Board of Directors” or the “Board”) a Maryland corporation (the “Fund”), for use at the Annual Meeting of Stockholders, to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600 on Wednesday, October 21, 2026 at 10:30 a.m., Eastern time (the “Meeting”), and at any adjournments or postponements thereof.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the proxy card are first being mailed to stockholders on or about August 31, 2026 or as soon as practicable thereafter.

The Board has fixed the close of business on August 14, 2026 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each full share and a proportionate fraction of a vote for each fractional share held, with no cumulative voting rights, with respect to each matter on which they are entitled to vote. As of the Record Date, there were 4,158,348 shares of common stock of the Fund outstanding (the “Shares”).

If the enclosed proxy is executed and returned, that vote may nevertheless be revoked at any time prior to its use by written notification received by the Fund (addressed to the Fund’s Secretary at the Fund’s principal US executive offices, 383 Madison Ave. 11th Floor, New York, NY 10179), by the execution of a later-dated proxy, by the Fund’s receipt of a subsequent valid Internet or telephone vote, or by attending the Meeting and voting in person. Proxies voted through the Internet or by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked. Please note that merely attending the Meeting without voting will not revoke a valid proxy.

All properly executed proxies received in time for the Meeting (as explained on the enclosed proxy card) will be voted as specified in the proxy. Unless instructions to the contrary are marked, proxies will be voted “FOR” the election of Matthew Sippel as a Class II Director (the “Proposal”). Information about the Director nominee begins on page 5 and any additional information regarding the nominee’s qualifications to serve as Director of the Fund begins on page 26.

The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” will be treated as shares that are present, but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees for which the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote, nor discretionary power to vote on a particular matter. Election of the Director nominee requires the affirmative vote of the holders of a majority of Shares present in person or by proxy and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the Proposal. Stockholders are urged to forward their voting instructions promptly.

The Fund provides periodic reports to all stockholders, which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the Fund’s annual report for its fiscal year ended June 30, 2026 and a copy of the Fund’s semi-annual report for the six-month period ended December 31, 2025, without charge, by calling the Fund’s stockholder servicing agent at (866) 706-0510 or writing to the Fund at 383 Madison Ave. 11th Floor, New York, NY 10179.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON OCTOBER 21, 2026

The 2026 Proxy Statement and the Annual Report to Stockholders for the fiscal year ended June 30, 2026 are available at www.thekoreafund.com.

PROPOSAL: ELECTION OF CLASS II DIRECTOR

The Board of Directors is divided into three classes, with each Director serving for a term of three years. The Class II Director is up for election at the Meeting.

Persons named in the accompanying proxy card intend, in the absence of contrary instructions, to vote all proxies in favor of the election of the nominee listed below as Class II Director of the Fund, to serve for a term of three years and until his successor is duly elected and qualified, or his earlier death, resignation, retirement or removal. Mr. Sippel is currently a Class II Director and has been nominated for re-election. Mr. Sippel has consented to stand for re-election and to serve if elected. If the nominated director should be unable to serve, an event not now anticipated, the proxies will be voted for such persons, if any, as shall be designated by the Board of Directors to replace the nominees. The Board of Directors has unanimously approved the nominations of Mr. Sippel as Director of the Fund.

Information Concerning the Nominee

The following table sets forth certain information concerning the nominee for Class II Director of the Fund to serve until the 2029 Annual Meeting of Stockholders.

Name Address* and Year of Birth	Position(s) Held with the Fund	Year First Became a Director	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director/ Nominee
Matthew Sippel, CFA (1964)	Director and Chairman of the Contracts Committee and of the Investment Committee	2020	Chief Operating Officer of Longbow Capital Partners, L.P. (since 2025). Formerly Managing Director & Senior Partner of Indus Capital Partners LLC (from 2004 to 2021)	1	Member of the Board of Trustees of Canisius High School

Information Concerning Other Directors

The following tables set forth certain information regarding the Fund’s Class I and Class III Directors, who are not up for election this year. As noted above, Messrs. Reid, Silver and Madam Hu will serve until the applicable stockholder meeting noted below and his / her successor is elected and has qualified, or his / her earlier death, resignation, retirement or removal.

Class I — Director Serving until the 2028 Annual Meeting of Stockholders

Name Address* and Year of Birth	Position(s) Held with the Fund	Year First Became a Director	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director/ Nominee
Julian Reid (1944)	Director and Chairman of the Board and Chairman of Governance Nominating & Remuneration Committee & Executive Committee	2004	Formerly, Director and Chairman of The China Fund, Inc. (from 2018 to 2025).	1	Director and Chairman of the 3a Funds Group

Class III — Directors Serving until the 2027 Annual Meeting of Stockholders

Name Address* and Year of Birth	Position(s) Held with the Fund	Year First Became a director	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director/ Nominee
Richard A. Silver (1947)	Director and Chairman of the Audit & Compliance Committee & Valuation Committee	2006	Retired. Formerly	1	Director of The China Fund, Inc. (from 2018 to 2025)

Yan Hu (1961)	Director	2021	Founder of Ink Stone Ltd (since 2020). Investment Advisor of Vermilion since 2016. Formerly	1	Director of The China Fund, Inc. (from 2021 to 2025)

All Directors are considered by the Fund not to be “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund and the Fund’s investment adviser, JPMorgan Asset Management (Asia Pacific) Limited (“J.P. Morgan” or the “Manager”).

As of August 14, 2026 the dollar range of equity securities in the Fund owned by each Director or nominee was as follows:

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in Family of Investment Companies*
Julian Reid	$10,000 - $50,000	$10,000 - $50,000
Yan Hu	$10,000 - $50,000	$10,000 - $50,000
Richard A. Silver	>$100,000	> $100,000
Matthew J. Sippel	>$100,000	> $100,000

*	There are no other funds in the same family of investment companies as the Fund.

As of August 14, 2026, no officer of the Fund owned shares of the Fund. As of August 14, 2026, all Directors, the nominee and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliance The Fund’s Directors and certain officers, investment advisers, certain affiliated persons of the investment advisers and persons who own more than 10% of any class of outstanding securities of the Fund are required to timely file forms reporting their relationship with the Fund and reports of ownership and changes in ownership of the Fund’s securities with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). These persons and entities are required by SEC regulation to furnish the Fund with copies of all such forms they file. Based solely on a review of these forms furnished to the Fund, the Fund believes that each of the Directors and relevant officers, investment advisers and relevant affiliated persons of the investment advisers and the persons who beneficially own more than 10% of the Fund’s Shares has complied with all applicable filing requirements during the Fund’s fiscal year ended June 30, 2026, except for Julian Wong who filed a Form 3 late on January 15, 2026.

As of August 14, 2026, the following stockholders owned beneficially more than 5% of the Fund’s outstanding Shares as reported to the SEC pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London Investment Group PLC and City of London Investment Management Company Limited 77 Gracechurch Street London, England EC3V 0AS	1,600,696	38.5%
Common Stock	Lazard Ltd, 30 Rockefeller Plaza New York, NY 10012	377,351	9.1%
Common Stock	Saba Capital Management LP 405 Lexington Ave., 58th Floor, New York, NY 10174	218,139	5.1%
Common Stock	Allspring Global Investments Holdings LLC Menomonee Falls, WI 53051	205,975	5.0%

[1]

City of London Investment Group, PLC is deemed to have sole voting power and sole investment power with respect to the above number of shares through its control of City of London Investment Management Company Limited.

Except as noted above, to the best of the Fund’s knowledge, as of August 14, 2026 no other person owned beneficially more than 5% of the Fund’s outstanding Shares.

Directors and Officers

The business of the Fund is managed under the direction of the Fund’s Board of Directors. Subject to the provisions of the Fund’s Articles of Incorporation, its By-laws and Maryland law, the Directors have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Fund’s officers.

Board Leadership Structure — The Fund’s Board of Directors consists of four Directors , none of whom are “interested persons” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund or of the Manager (the “Independent Directors”). An Independent Director serves as Chairman of the Board and is selected by vote of the majority of the Independent Directors. The Chairman of the Board presides at meetings of the Board and acts as a liaison with service providers, officers, attorneys and other Directors generally between meetings, and performs such other functions as may be requested by the Board from time to time.

The Board meets regularly four times each year to discuss and to consider matters concerning the Fund, and also holds special meetings as necessary to address matters arising between regular meetings. The Independent Directors regularly meet outside the presence of Fund management.

The Board has established seven standing Committees to facilitate the Directors’ oversight of the management of the Fund: the Audit and Compliance Committee, the Contracts Committee, the Executive Committee, the Governance, Nominating and Remuneration Committee, the Investment Committee, the Discount Management Committee and the Valuation Committee. The functions and role of each Committee are described below under “Committees of the Board of Directors.” The membership of each Committee consists of all of the Independent Directors, which the Directors believe allows them to participate in the full range of the Board’s oversight duties. However, it is not a requirement that the membership of a Committee consists of all of the Fund’s Directors.

The Board and Committee meetings are typically held by video conference, except where legal requirements necessitate an in-person meeting. In the year ended June 30, 2026 there was one in-person Board meeting.

The Board reviews its leadership structure periodically and has determined that this leadership structure, including an independent chairman, a Board composed solely of Independent Directors and full Independent Director membership on each Committee, is appropriate in light of the characteristics and circumstances of the Fund. In reaching this conclusion, the Board considered, among other things, the predominant role of the Manager in the day-to-day management of Fund affairs, the extent to which the work of the Board is conducted through the Committees, the net assets of the Fund and the management, administrative and other service arrangements of the Fund. The Board also believes that its structure, including the active role of the Independent Directors, facilitates an efficient flow of information concerning the management of the Fund to the Independent Directors.

Risk Oversight — The Fund has retained the Manager to provide administrative services. The Manager is immediately responsible for the management of risks that may arise from Fund investments and operations. Some employees of the Manager serve as officers of the Fund, including the Fund’s principal executive officer and principal financial and accounting officer. The Board oversees the performance of those functions by the Manager, both directly and through the Committee structure it has established. The Board receives from the Manager a wide range of reports, on both a regular basis and an as-needed basis, relating to the Fund’s activities and to the actual and potential risks of the Fund. These include, among others, reports on investment risks, compliance with applicable laws and the Fund’s financial accounting and reporting. In addition, the Board meets periodically with the portfolio managers of the Fund to receive reports regarding the portfolio management of the Fund and its performance, including its investment risks, and the Korean market in general.

In addition, the Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures that are reasonably designed to minimize the risk of violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Directors, and the CCO or a member of his team provides presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board periodically discusses relevant risks affecting the Fund with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.

Executive and Other Officers of the Fund. The table below provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Officers hold office at the pleasure of the Board and until their successors are appointed and qualified or until their earlier resignation or removal. Officers and employees of the Fund who are principals, officers, members or employees of the Manager or its affiliates are not compensated by the Fund.

Name, Address* and Year of Birth	Position(s) with the Fund	Length of Time Served	Other Positions
Simon M. Elliott** 1971	President and Chief Executive Officer	Since Aug 2026	Head of J.P. Morgan Asset Management’s closed-end fund business. Director of the Association of Investment Companies since 2024. An employee of J.P. Morgan since 2022

Neil S. Martin 1971	Treasurer, Principal Financial and Accounting Officer	Since Jan 2021	Executive Director, is a Client Director in J.P.Morgan Asset Management’s closed end fund business and work has included JPMorgan China Region Fund, Inc. An employee of J.P. Morgan since 1990.

Paul F. Winship 1964	Secretary and Vice President	Since Jan 2021	Vice President, is a Company Secretary in J.P. Morgan Asset Management’s investment trust business and work has included The Taiwan Fund, Inc.

David A. Buttke*** 1971	Chief Compliance Officer	Since July 2026	Chief Compliance Officer. An employee of J.P. Morgan since 2004.

Carmine Lekstutis 1980	Chief Legal Officer	Since Jan 2021	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2015; formerly Vice President and Assistant General Counsel, JPMorgan Chase from 2011 to February 2015

*	Unless otherwise noted, the address of the Fund’s officers is c/o JPMorgan Funds Limited, 60 Victoria Embankment, London EC4Y 0JP United Kingdom
**	Replaced Simon J. Crinage as President and CEO upon his retirement on August 13, 2026.
***	Replaced Stephen M. Ungerman as Chief Compliance Officer upon his retirement on July 30, 2026.

Transactions with and Remuneration of Directors and Officers

The Board’s remuneration policy is to emphasize commitment to the Fund, involvement in Fund issues and attendance by Directors at Board meetings. Directors receive an annual retainer fee of $57,000, except the Chairman of the

Board, who receives an additional $14,000 annual retainer fee. The Chairman of the Audit and Compliance Committee receives an additional $8,000 annual fee for serving in that capacity. Each Director’s annual fee includes a $2,500 attendance fee. Each Independent Director receives a fee, paid by the Fund, of $3,000 per special Directors’ meeting attended in person and of $1,000 per special telephonic Directors’ meeting attended.

In addition, each Independent Director is eligible to receive a per diem fee for a full day of $2,000 or a pro-rated fee for a lesser period as compensation for taking on special assignments. Such special assignments must be approved in advance by the Governance, Nominating and Remuneration Committee, except that special assignments for which compensation will be less than $5,000 may be approved in advance by the Chairman of the Governance, Nominating and Remuneration Committee. A report regarding compensation for such assignments is provided to the Governance, Nominating and Remuneration Committee at its next regular meeting.

The Manager supervises the Fund’s investments, pays the compensation and certain expenses of its personnel who serve as officers of the Fund, and receives a management fee for its services. The Fund’s other officers are also officers, employees, or stockholders of the Manager’s affiliates and are paid a compensation by those firms. The Fund makes no direct payments to its officers.

The following Compensation Table provides the aggregate compensation received by each Director from the Fund for the fiscal year ended June 30, 2026. For the calendar year ended December 31, 2025, the Directors and the nominee received the compensation set forth in the table below for serving as Directors of the Fund and other funds in the same “fund complex” as the Fund. None of the Directors serves on any other registered investment company in the fund complex advised by the Manager and its affiliates. The Fund does not pay retirement benefits to its Directors.

Compensation Table

Independent Director/Nominee	Aggregate Compensation from the Fund for the Fiscal Year Ended June 30, 2026	Total Compensation from the Fund and Fund Complex* Paid to Directors/Nominee for the Calendar Year Ended December 31, 2025
Julian Reid	$71,000	$71,000
Richard A. Silver	$65,000	$65,000
Matthew J. Sippel	$57,000	$57,000
Madam Yan Hu	$57,000	$57,000

*	The “Fund Complex” includes only funds advised by J.P.Morgan and its affiliates.

Each of the Fund’s executive officers is an interested person of the Fund as a result of his or her position set forth in the table above.

Director Qualifications — The Board has determined that Messrs. Reid, Silver and Madam Hu should continue to serve as Directors based on several factors (none of which alone is decisive). Each Director is familiar with the Fund’s business and service provider arrangements. Among the factors the Board considered when concluding that the continuing Directors (Messrs. Reid, Silver and Madam Hu) and the Director nominee (Mr. Sippel) should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, when relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In respect of each current Director and the Director nominee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Director of the Fund. Following is a summary of various qualifications, experiences and skills of each Director (in addition to business experience during the past five years set forth in the table above) that contributed to the Board’s conclusion that an individual should serve on the Board:

Julian Reid — Mr. Reid has more than 50 years of U.S. and non-U.S. closed-end fund experience, including, among other things, serving as the head of the closed-end fund business for Jardine Fleming Investment Management (at the time, a leading investment management company in Asia, subsequently acquired by JP Morgan) and as the chairman and/or a director of numerous closed-end funds. He has spent over 50 years in the financial services industry spanning Europe, Asia and the Americas. He was based in Asia for approximately 25 years, and during that period, spent time focusing on, among others, the Korean stock market. He is an Affiliate of the Securities Industry of Australia and has been licensed by the respective regulatory bodies in the United Kingdom, Hong Kong, Singapore and Australia. In 2007, Mr. Reid was named “Small Board Trustee of the Year” by Fund Directions, a U.S. magazine focusing on corporate governance matters, for his work as the independent chairman of the Fund. Mr. Reid was previously an Independent Director and Chairman of The China Fund, Inc.

Richard A. Silver — Mr. Silver has more than 30 years of senior executive experience in the investment management industry. He served as treasurer and chief financial officer (for three years) of all Fidelity Mutual Funds and as executive vice president (for five years) of Fidelity Investments, during which time he oversaw accounting, financial reporting and related operations for more than 400 mutual funds and 2,300 other investment portfolios. He also served as senior vice president, treasurer and chief financial officer of The Colonial Group, Inc. for nearly 19 years, heading the company’s financial services group. In addition, Mr. Silver served as the chairman of the Accounting/Treasurers’ Committee of the Investment Company Institute for approximately seven years. Mr. Silver was previously an Independent Director of The China Fund, Inc.

Matthew J. Sippel – Matthew Sippel is Chief Operating Officer of Longbow Capital Partners, an asset management firm focused on investing in the equity securities of companies in sectors deemed critical to safeguarding Western economic and security interests. Prior to this, he retired on July 1, 2021 after 17 years as Senior Partner for Indus Capital, an Alternative Asset Management firm focused on investing in equity markets in Asia and Emerging Markets. Mr Sippel was a member of the Firm’s Investment Committee and Management Committee and was the asset allocator for the Indus Omni Fund. He has over 30 years’ experience in financial services in New York and Hong Kong. Prior to joining Indus Capital in May 2004, Mr. Sippel was with Merrill Lynch as the Managing Director and Head of Asia-Pacific Equity Sales since 1994. Before moving to Merrill Lynch, Mr. Sippel worked in Hong Kong and New York for Jardine Fleming, as Director of Asia-Pacific Equity Sales. Mr. Sippel began his career at Crosby Securities Ltd. in Hong Kong as an equity analyst covering Hong Kong and Singapore-based real estate and conglomerate sector companies. Mr. Sippel, a CFA charter holder, graduated as a George F. Baker Scholar with a BA in American Studies from Georgetown University. He was a member of the Executive Committee of the Board of Regents of Georgetown University and also twice served as Board Co-Chair for the George F. Baker Scholar Program of Georgetown University.

Yan Hu – Yan Hu has over 30 year’s broad experience of advising and managing international financial services firms centred across Northern Asia particularly China and South Korea. She was previously a director of The China Fund, Inc. and is currently an advisor to Vermilion Partners, an affiliate of Natixis SA providing China related cross-border M&A advisory services. She is also an advisor and a partner in China with Investment & Pension Europe (IPE), an institutional investor focused industry publication.

Yan was a Managing Director and head of Vermilion’s Financial Institutions Group during 2012-2016. She advised many Chinese and international clients in their M&A transactions including BUPA, Barclays Capital, American Express, Kaplan, Citic Publishing and Fosun Group.

Prior to joining Vermilion, Yan was the Country Head and Chief Representative for Sun Life Financial in China from 2007 to 2012 during which she oversaw all of Sun Life group’s China-related activities, including market entry initiatives in pension and investment business and shareholding restructuring of their 50/50 life insurance joint venture with China Everbright Group which resulted to become one of the fastest growing insurance companies in China. She also worked very closely with, and later advised Sun Life group owned MFS Investment on its China business plan and the execution.

Yan started her business career with CITIC, China’s flagship conglomerate in 1984 working with multinationals investing in various industrial sectors before moving to US to pursue her MBA studies in early 1987.

Committees of the Board of Directors

Audit and Compliance Committee. The Fund’s Audit and Compliance Committee is currently composed of all of the Directors, each of whom is not an “interested person” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Directors”) and is chaired by Mr. Silver. The members of the Audit and Compliance Committee are independent, as independence is defined in the listing standards of the NYSE applicable to closed-end funds. The Audit and Compliance Committee’s purposes are: (i) to oversee the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements, the qualifications and independence of the Fund’s independent registered public accounting firm, the performance of the Fund’s internal control systems and independent registered public accounting firm and, as appropriate, the internal controls of certain Fund service providers; (ii) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit thereof; (iii) to exercise direct responsibility for the appointment, compensation, retention and oversight of the work performed by the Fund’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund; (iv) to act as a liaison between the Fund’s independent registered public accounting firm and the Board; (v) to oversee the Fund’s compliance with legal and regulatory requirements, including through periodic meetings with and review of reports provided by the Fund’s Chief Compliance Officer; and (vi) to prepare the audit committee report as required by Item 407(d)(3)(i) of Regulation S-K, to be included in the Fund’s annual proxy statement relating to the election of directors. The Audit and Compliance Committee met six times during the fiscal year ended June 30, 2026.

The Board of Directors has adopted a charter for the Audit and Compliance Committee, a current copy of which is available at the Fund’s website, www.thekoreafund.com.

Audit and Compliance Committee’s Pre-Approval Policies and Procedures. The Audit and Compliance Committee must approve in advance the engagement of the Fund’s independent registered public accounting firm to provide (i) audit or permissible non-audit services to the Fund and (ii) non-audit services to the Manager or its control affiliates that relate directly to the Fund’s operations and financial reporting. The Audit and Compliance Committee pre-approves such services on at least an annual basis, and receives at least annually a report of all audit and non-audit services rendered in the previous calendar year by the Fund’s independent registered public accounting firm for the Fund and its Affiliated Fund Service Providers. Such services, including services provided to Affiliated Fund Service Providers, may be preapproved by the Audit and Compliance Committee chairman, or by any other member of the Audit and Compliance Committee who is an Independent Director and to whom such responsibility has been delegated, so long as the aggregate fees for such services do not exceed certain maximum amounts. In such case, the Audit and Compliance Committee must be notified of such preapproval at its next regularly scheduled meeting.

At a meeting held on October 22, 2025 the Audit and Compliance Committee and the Board of Directors of the Fund, including a majority of the Independent Directors, selected PricewaterhouseCoopers LLP (“PWC”) to act as the independent registered public accounting firm for the Fund for the fiscal year ending June 30, 2026. The Board of Directors intends to select the independent registered public accounting firm for the Fund for the fiscal year ending June 30, 2027 at its October 2026 meeting. The Fund’s financial statements for the fiscal years ended June 30, 2026 and June 30, 2025 were audited by PWC.

Audit and Compliance Committee Report. In connection with the audited financial statements as of and for the fiscal year ended June 30, 2026 included in the Fund’s 2026 Annual Report (the “Annual Report”), at a meeting held on August 13, 2026, the Audit and Compliance Committee considered and discussed the audited financial statements with management and the independent registered public accounting firm, and discussed the audit of such financial statements with the independent registered public accounting firm. The Audit and Compliance Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Compliance Committee received the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit and Compliance Committee concerning independence, and has discussed with representatives of the independent registered public accounting firm the firm’s independence.

The members of the Audit and Compliance Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control.

Moreover, the Audit and Compliance Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered accounting firm. Accordingly, the Audit and Compliance Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Compliance Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) generally accepted in the United States of America or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America. Based on its consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm and subject to the limitation on the responsibilities and role of the Audit and Compliance Committee set forth in the Audit and Compliance Committee’s Charter and those discussed above, the Audit and Compliance Committee of the Fund recommended to the Fund’s Board of Directors that the audited financial statements be included in the Fund’s Annual Report.

Contracts Committee. The Fund’s Contracts Committee is currently composed of all of the Independent Directors and is chaired by Mr. Sippel. The Contracts Committee meets at least annually to review the Fund’s contractual and financial arrangements. The Contracts Committee’s primary function is to review the Fund’s contractual arrangements with the Manager and its affiliates. The Contracts Committee also reviews contractual and financial arrangements with other parties related to transfer agency, custody, investment accounting and other services. The Contracts Committee met two times during the fiscal year ended June 30, 2026.

The Board has adopted a charter for the Contracts Committee, a current copy of which is available on the Fund’s website, www.thekoreafund.com.

Executive Committee. The Fund’s Executive Committee is currently composed of all of the Independent Directors and is chaired by Mr. Reid. The Board has delegated to the Executive Committee all of the powers of the Directors that are not otherwise delegated and that may lawfully be exercised by an executive committee. The Executive Committee is authorized to act when the full Board of Directors is not in session. The Executive Committee met four times during the fiscal year ended June 30, 2026.

Governance, Nominating and Remuneration Committee. The Fund’s Governance, Nominating and Remuneration Committee is currently composed of all of the Independent Directors and is chaired by Mr. Reid. The members of the Governance, Nominating and Remuneration Committee are independent, as independence is defined in the listing standards of the NYSE applicable to closed-end funds. The primary purposes and responsibilities of the Governance, Nominating and Remuneration Committee are (i) reviewing governance standards of the Board in light of best practices (with the understanding that the Board will seek to conform its practices to what it perceives to be best practices); (ii) screening and nominating candidates for election to the Board as Independent Directors in the event that a position is vacated or created; (iii) setting any necessary standards or qualifications for service on the Board; (iv) reviewing any policy matters affecting the operation of the Board or Board committees and making recommendations to the Board as deemed appropriate by the Governance, Nominating and Remuneration Committee; and (v) establishing and reviewing Director compensation. The Governance, Nominating and Remuneration Committee met three times during the fiscal year ended June 30, 2026.

The Board has adopted a written charter for the Governance, Nominating and Remuneration Committee, a current copy of which is available at the Fund’s website, www.thekoreafund.com.

The Governance, Nominating and Remuneration Committee requires that Director candidates have a college degree or equivalent business experience. The Governance, Nominating and Remuneration Committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) an assessment of the candidate’s ability, judgment and expertise; and (vi) overall diversity of the Board’s composition. The Governance, Nominating and Remuneration Committee will consider and evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources. Appendix A to the charter, as it may be amended from time to time by the Governance, Nominating and Remuneration Committee, sets forth procedures that must be followed by stockholders to properly submit a nominee candidate to the Governance, Nominating and Remuneration Committee. Those procedures are set forth in the paragraph below. Recommendations not properly submitted in accordance with those procedures will not be considered by the Governance, Nominating and Remuneration Committee. The Governance, Nominating and Remuneration Committee has full discretion to reject nominees recommended by stockholders, and there is no assurance that any such person properly recommended and considered by the Governance, Nominating and Remuneration Committee will be nominated for election to the Board.

Stockholders must submit any nominee recommendation for the Governance, Nominating and Remuneration Committee’s consideration in writing to the Fund, to the attention of the Chairman or Secretary of the Fund, at the address of the principal executive offices of the Fund, not less than ninety days nor more than one hundred and twenty (120) days prior to the date of the Board or stockholder meeting at which the nominee would be elected. The stockholder recommendation must include: (i) a statement in writing setting forth the name, age, date of birth, business address, residence address and nationality of the person recommended by the stockholder (the “candidate”); the class and number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such stockholder by the candidate; any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act (or the corresponding provisions of any regulation or rule subsequently adopted by the SEC or any successor agency applicable to the Fund); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending stockholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the 1940 Act) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Director if elected; (iii) the recommending stockholder’s name as it appears on the Fund’s books; (iv) the class and number of all shares of the Fund owned beneficially and of record by the recommending stockholder; and (v) a description of all arrangements or understandings between the recommending stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending stockholder.

Investment Committee. The Fund’s Investment Committee is currently composed of all of the Independent Directors and is chaired by Mr. Sippel. The Board has delegated to the Investment Committee the responsibility to monitor the performance of the Fund and its peer group of funds. The Investment

Committee met four times during the fiscal year ended June 30, 2026. In addition, the chairman of the Investment Committee coordinates with an independent third-party consultant that reviews and provides quarterly reports to the Board regarding the performance and portfolio characteristics of the Fund.

Discount Management Committee. The Fund’s Discount Management Committee is currently composed of all of the Independent Directors. The Discount Management Committee meets as circumstances warrant, to review the Fund’s Discount Management Program and Share Repurchase Program. The Discount Management Committee’s primary function is to review the Fund’s market performance in relation to the discount trigger at which the Fund repurchases shares. The Discount Management Committee met once during the fiscal year ended June 30, 2026. The Board has adopted a charter for the Discount Management Committee, a current copy of which is available on the Fund’s website, www.thekoreafund.com.

Valuation Committee. The Fund’s Valuation Committee is currently composed of all of the Independent Directors and is chaired by Mr. Silver.

The Board adopted a revised Valuation Committee Charter on September 7, 2022 in order to comply with the amended Rule 2a-5.

The Board and the Committee have delegated primary responsibility for the day-to-day valuation of the Funds’ portfolio securities and other assets or investments to JPMorgan Asset Management (Asia Pacific) Limited, which serves as investment adviser to the Fund (or any successor to such delegation, the “Manager”). The Manager and its agents and delegates shall carry out these functions pursuant to valuation policies and procedures approved by the Committee and adopted by the full Board on behalf of the Fund, as amended and restated from time to time (the “Valuation Procedures”). With respect to fair valuation of portfolio securities for which market quotations are not “readily available” as defined in Rule 2a-5 under the 1940 Act, and portfolio instruments that are not securities, the Manager has been designated as “valuation designee” (the “Valuation Designee”) as further described in the Valuation Procedures. Under Rule 2a-5, the term “board” means the entire Board or a designated committee thereof composed of a majority of Trustees who are not “interested persons” of a Fund, as defined in Section 2(a)(19) of the 1940 Act. For the avoidance of doubt, the Committee is such a designated committee for purposes of Rule 2a-5.

The Valuation Committee met four times during the fiscal year ended June 30, 2026. The Board has adopted a charter for the Valuation Committee, a current copy of which is available at the Fund’s website, www.thekoreafund.com.

Disclosure About Diversity

The Governance, Nominating and Remuneration Committee and/or the Board takes the diversity of a particular nominee and the overall diversity of the Board into account when considering and evaluating nominees for Director. While the Governance, Nominating and Remuneration Committee has not adopted a particular definition of diversity, when considering a nominee’s and the Board’s diversity, the Committee generally considers the manner in which each nominee’s professional experience, education, nationality, expertise in matters that are relevant to the oversight of the Fund (e.g., investment management, accounting and trading), general leadership experience and life experience are complementary and, as a whole, contribute to the ability of the Board to oversee the Fund

Services Billed by PWC to the Fund.

Audit Fees. Audit Fees are fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements. For the Fund’s last two fiscal years, the Audit Fees billed by PWC are shown in the table below:

Fiscal Year Ended	Audit Fees
June 30, 2026	$67,360
June 30, 2025	$67,360

Audit-Related Fees. Audit-Related Fees are fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under “Audit Fees” above, including disclosure filing translation and security count fees, accounting consultations, attestation reports and comfort letters. For the Fund’s last two fiscal years, Audit-Related Fees billed by PWC are shown in table below.

Fiscal Year Ended	Audit-Related Fees
June 30, 2026	$16,935
June 30, 2025	$18,550

Tax Fees. Tax Fees are fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews, and tax distribution and analysis reviews. The table below shows, for the Fund’s last two fiscal years, the aggregate Tax Fees of $11,550 billed by PWC to the Fund. Fees were also paid to PwC tax for PFIC status of $2,625 and for treaty benefit tax services of $3,675.

Fiscal Year Ended	Tax Fees
June 30, 2026	$17,850
June 30, 2025	$16,720

All Other Fees. All Other Fees are fees related to services other than those reported above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” For the Fund’s last two fiscal years, no such fees were billed by PWC to the Fund.

During the periods indicated in the tables above, no services described under “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were approved pursuant to the de minimis exception.

Services Billed by PWC to the Fund’s Manager and Affiliated Fund Service Providers.

PWC billed no “Audit-Related Fees,” “Tax Fees” or “All Other Fees” to J.P. Morgan or any entity controlling, controlled by or under common control with J.P. Morgan that provided services to the Fund (“Affiliated Fund Service Providers”) for engagements directly related to the Fund’s operations and financial reporting, during the Fund’s last two fiscal years.

Non-Audit Services

The following table sets forth the aggregate fees that PWC billed during the Fund’s last two fiscal years for non-audit services rendered to the Fund and the Affiliated Fund Service Providers.

Fiscal Year Ended	Total Non-Audit Fees Billed to Fund (A)	Total Non-Audit Fees Billed to J.P. Morgan and Affiliated Fund Service Providers (B)	Total of Columns A and B
June 30, 2026	$34,785	$11,728,000	$11,762,785
June 30, 2025	$35,270	$11,728,000	$11,763,270

The Fund’s Audit and Compliance Committee gave careful consideration to the non-audit related services provided by PWC to the Fund, and J.P. Morgan and Affiliated Fund Service Providers, and, based in part on certain representations and information provided by PWC, determined that the provision of these services was compatible with maintaining PWC’s independence.

Stockholder Communications with the Board of Directors

The Board of Directors of the Fund has adopted procedures by which Fund stockholders may send communications to the Board. Stockholders may mail written communications to the Board to the attention of the Board of Directors, The Korea Fund, Inc., c/o Carmine Lekstutis, Chief Legal Officer (“CLO”), J.P. Morgan, 277 Park Ave., New York, NY 10172. Stockholder communications must (i) be in writing and be signed by the stockholder and (ii) identify the class and number of Shares held by the stockholder. The CLO or her designee is responsible for reviewing properly submitted stockholder communications. The CLO shall either (i) provide a copy of each properly submitted stockholder communication to the Board at its next regularly scheduled Board meeting or (ii) if the CLO determines that the communication requires more immediate attention, forward the communication to the Directors promptly after receipt. The CLO may, in good faith, determine that a stockholder communication should not be provided to the Board because it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board, officers, stockholders or other matters relating to an investment in the Fund or is otherwise routine or ministerial in nature. These procedures do not apply to (i) any communication from an officer or Director of the Fund, (ii) any communication from an employee or agent of the Fund, unless such communication is made solely in such employee’s or agent’s capacity as a stockholder, or (iii) any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act, or any communication made in connection with such a proposal.

In addition, the Chairman of the Board is happy to receive communications directly from any stockholder at julianreid@3afunds.com.

Required Vote. Election of the nominee for Class II Director requires the affirmative vote of the holders of a majority of Shares present in person or by proxy and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the Proposal.

The Directors unanimously recommend that you vote FOR the election of the nominee set forth in the Proposal.

ADDITIONAL INFORMATION

Investment Advisor

JPMorgan Asset Management (Asia Pacific) Limited 19th Floor, Chater House, 8 Connaught Road Central, Hong Kong. JPMorgan Asset Management (Asia Pacific) Limited is a Hong Kong private company limited by shares and is registered as an investment adviser with the SEC.

Other Matters

The Board of Directors does not know of any matters to be brought before the Meeting other than the proposal(s) mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Meeting or any adjournment or postponement thereof in their discretion.

Miscellaneous

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of J.P. Morgan. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to, and obtaining proxies from, the beneficial owners of such shares.

Solicitation of proxies for the Proposal is being made primarily by the mailing of this Proxy Statement with its enclosures on or about August 31, 2026.

Whether or not a quorum is present, the Meeting of the Fund may be adjourned from time to time (with respect to any one or more matters) by the chairman of the Meeting without notice other than announcement at the Meeting at which the adjournment is taken. In addition, upon motion of the chairman of the Meeting, the question of adjournment may be submitted to a vote of the stockholders, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares of stock present in person or by proxy and entitled to vote with respect to the matter or matters adjourned, and without further notice other than announcement at the meeting at which the adjournment is taken. On any adjournment put to a stockholder vote, the persons named as proxies on the enclosed proxy card will exercise their best judgment to vote as they deem to be in the best interest of stockholders. Unless a proxy is otherwise limited in this regard, any shares of stock present and entitled to vote at the Meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournment will subject the Fund to additional expenses. An adjournment may not extend beyond a date 120 days after the Record Date (defined above).

Stockholder Proposals

Stockholders wishing to submit proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the Fund’s 2027 annual meeting of stockholders should send their written proposals to the Secretary of the Fund, c/o J.P. Morgan, at 383 Madison Ave. 11th Floor, New York, NY 10179 by April 29, 2027. The timely submission of a proposal does not guarantee its inclusion.

For nominations of candidates for election as Directors (other than nominations made by or at the recommendation of the Directors) or other business to be properly brought before the annual meeting by a stockholder, the stockholder must comply with the Fund’s By-Laws, which, among other things, require that the stockholder must give timely notice thereof in writing to the Secretary of the Fund, the stockholder must be a stockholder of record, and the notice must contain the information about the nomination or other business that is required by the Fund’s By-Laws. To be timely, any such notice must be delivered to or mailed by certified mail, return receipt requested, and received at the principal executive offices of the Fund not later than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if less than 100 days’ notice or prior public disclosure is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the annual or special meeting was given or such public disclosure was made.

The Fund may exercise discretionary voting authority with respect to stockholder proposals for the Meeting that are not included in the Proxy Statement and form of proxy, but that were timely received by the Fund. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

By order of the Board of Directors of the Fund

Paul Winship

Secretary

August 28, 2026

			PROXY CARD
VOTER PROFILE:
Voter ID: XXXXXXXX	Security ID:	XXXXXXXXX
Shares to Vote: **confidential**	Household ID:	000000000
**please call the phone number to the right for more information
VOTE REGISTERED TO:
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! VOTER CONTROL NUMBER: XXXX XXXX XXXX

THE KOREA FUND, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2026

The undersigned hereby appoints Simon Elliott, Paul Winship and Carmine Lekstutis, and each of them, the proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of The Korea Fund, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Korea Fund, Inc. to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600 at 10:30 a.m., Eastern time, on Wednesday, October 21, 2026 and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy previously given with respect to the meeting.

Do you have questions?

If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (800) 713-9968. Representatives are available to assist you Monday through Friday, from 9 a.m. to 10 p.m., Eastern time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2026. The 2026 Proxy Statement is available at www.thekoreafund.com.

STOCKHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

PROXY CARD

THE KOREA FUND, INC.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE UNDERSIGNED’S VOTE WILL BE CAST “FOR” THE PROPOSAL. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK CIRCLE IN BLUE OR BLACK INK. Example: ●

PROPOSAL:		FOR	AGAINST	ABSTAIN

1.	Election of Class II Director

	a) Matthew Sippel	O	O	O

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE FUND. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN IT IS SIGNED AND DATED.

THANK YOU FOR CASTING YOUR VOTE